THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$17.16
Market price	US$15.61
Premium/(discount)	(9.03%)
Fund size	US$390.9	m

Source: State Street Bank and Trust Company

At 31 March 2009		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	6.3	12.2
Year to date	(1.3)	3.0
One year	(38.8)	(39.2)
Three years %pa	7.8	(2.6)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY
Crisis? What crisis? Premier Wen assured the National People’s Congress that the target for GDP growth was still 8%. Massive credit growth and evidence of a stabilization in exports caused markets to rally strongly, led by deep cyclicals and property. We have some doubts about the sustainability of the rally. China certainly has points in its favor when it comes to surviving the current global downturn: at an individual and corporate level, leverage is low; the banks still have cash and, under instruction, are lending it; the A-share and Taiwanese markets are driven by domestic, not global, capital; the economic situation for much of the 750-million-strong rural population is little changed from last year. But once re-stocking is completed, it is difficult to see Western demand returning anytime soon. As for domestic consumption, turning the Chinese population into a nation of spenders is not something that will take place overnight.
That said, with the US Federal Reserve having announced direct purchase of Treasury bonds, expectations of re-inflation now prevail among Chinese investors in the domestic market. The rebound in the prices of some key commodities reinforced this impression. Real estate also staged a decent rally, backed by improved transaction volumes across the main cities. On the other hand, messages from the macro side remain mixed. There was good news in strong credit expansion and fixed-asset investment growth, both of which we expect to continue into the second quarter. There was bad news in both industrial profits, which recorded 37% negative growth, the worst month since 1999, and the trade surplus, which shrank 83% year on year. The Ministry of Finance released plans to issue bonds on behalf of regional governments, which will help them to finance their part of the ambitious 4-trillion-yuan government-led investment plan. The ministry also announced that it intended to subsidize solar-cell installation and further raise the export tax rebate for industries such as textiles, garments and electronics. Although these measures are limited in terms of actual capital committed, they have still improved market morale. To reflect improving sentiment, we rearranged our exposure to the A-share market (now 17.8% of the fund) to add beta. We sold Salt Lake Potash and Daqing Railway, adding in their place Suning (electrical retailer), CITIC Securities (broker), Wuliangye (liquor-maker) and Shanghai Yuyuan (Shanghai tourism-related).
Even that perennial underperformer Taiwan is showing signs of life. Why? Rush export orders, caused by overly pessimistic buyers and resilient demand from some emerging markets, particularly demand from the rural home-appliance subsidy in China. But perhaps the main driver of improved sentiment is real progress in cross-strait ties. Chinese tourists are encouraged to travel in Taiwan by easing restrictions. Under a special arrangement, 12,000 Chinese employees of skincare company Amway launched the very first sightseeing in Taiwan without applying the ceiling of 3,000 Chinese tourists per day (I trust the complexion of Taiwan has benefited as a result). China’s Premier Wen spoke to the National People’s Congress of his wish to visit Taiwan in his lifetime, even if he is too old to walk. Taiwanese offshore money, encouraged by the abolition of restrictions on capital flows to China, as well as the cut in inheritance tax, keeps flowing back. In the fourth quarter of 2008, around US$13 billion returned to Taiwan, and this has continued in the first quarter of 2009. This means that the Taiwanese market, like the A-share market, is less dependent on scarce global institutional capital. The currency rallied from a low of NT$34.9 to NT$33.9/US$1.

INVESTMENT STRATEGY
The Fund is 99.3% invested with holdings in 72 companies. Exposure to the ‘domestic’ capital markets of A-shares and Taiwan is now 18.8% and 20.7%, respectively.
During March, besides the re-shuffling of the A-share portfolio described above, we added beta through buying shares in the battered Ping An Life Insurance, where premium growth has continued to be strong, despite the costly dalliance with Fortis. In Taiwan we added the tightly managed WPG, soon to be Asia’s leading distributor of components. We had good news on our long-held coal-bed-methane explorer, Far East Energy, which received an investment from Arrow, Australia’s leading player in this field.
We took some profits on our gold play, Zijin. We also had just started to take profits on Huiyuan Juice before the Chinese government’s regrettable decision not to approve Coca-Cola’s bid. We will hold onto our remaining shares, safe in the knowledge that the government regards juice as such a strategic industry, as well as the belief that the company’s independence will last only until the first politically acceptable bid.
In our direct investment portfolio, we plan to exercise our put options for Wuxi Paiho and Highlight Technology, both Chinese subsidiaries of listed Taiwanese companies, which have failed to meet profit targets. We have marked down our valuation of China Silicon by 1%, based on the fall in the price of silicon metal, as well as the delays in bringing additional furnaces online. Our remaining direct investments, rural retailer Huiyin, global seaweed leader Bright Moon and ERP software specialists Hand, continue to show good sales growth and are making progress towards listing (when markets allow).
Chris Ruffle, Martin Currie Inc*

*   Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
    MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 MARCH 2009
FUND DETAILS

Market cap	US$355.62	m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Consumer discretionary	25.5%	4.3%
Consumer staples	20.3%	2.3%
Healthcare	11.5%	—
Industrials	10.9%	7.8%
Financials	10.5%	34.8%
Information technology	8.7%	18.9%
Materials	5.0%	6.3%
Energy	4.4%	8.7%
Utilities	1.3%	5.5%
Telecommunications	1.2%	11.4%
Other assets & liabilities	0.7%	—

Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION

Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	6.3	8.4
Year to date	(1.3)	(5.6)
Three years %pa	7.8	4.3

Past performance is not a guide to future returns.

Three year returns are annualised.

Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (42.0%)

Queenbury Investment (Huiyan)	Consumer discretionary	9.8%
Shandong Weigao Group	Healthcare	4.1%
Chaoda Modern Agriculture	Consumer staples	3.3%
Wumart Stores	Consumer staples	2.7%
Far Eastern Department Stores	Consumer staples	2.5%
Shenzhen Agricultural Products	Consumer staples	2.3%
China Huiyuan Juice	Consumer staples	2.3%
Ruentex Development	Consumer staples	2.1%
Yuanta Financial	Financials	2.1%
Shanghai Zhenhua Port Machinery	Consumer staples	2.0%
Synnex Technology International	Information technology	1.8%
Uni-President Enterprises	Consumer staples	1.8%
Qingdao Bright Moon	Industrials	1.8%
Anta Sports Products	Consumer staples	1.7%
Wuliangye Yibin	Consumer staples	1.7%
DIRECT INVESTMENTS (15.8%)

Queenbury Investment (Huiyan)	Consumer discretionary	9.8%
Qingdao Bright Moon	Industrials	1.8%
China Silicon (Series A Preferred)	Information technology	0.9%
Highlight Tech	Industrials	1.5%
Wuxi Paiho	Consumer discretionary	1.0%
HAND Enterprise Solutions	Information technology	0.8%
China Silicon	Information technology	0.0%
TECO Optronics	Industrials	0.0%

Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	6.3	(1.3)	(1.3)	(38.8)	7.8	9.4	9.1
MSCI Golden Dragon	12.2	3.0	3.0	(39.2)	(2.6)	3.7	5.1
Hang Seng China Enterprise	17.0	2.3	2.3	(32.9)	6.4	11.2	17.6
Shanghai Stock Exchange 180	17.4	37.4	37.4	(31.5)	38.9	16.0	n/a

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2009 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 March 2009.

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 March 2009.

Total	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82
Income	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48
Long-term capital	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34
Short-term capital	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 MARCH 2009

Sector	Company (BBG ticker)		Price	Holding	Value US$	% of portfolio
Hong Kong						24.7%
Chaoda Modern Agriculture	682	HK	HK$4.6	21,459,357	12,792,463	3.3%
China Huiyuan Juice	1886	HK	HK$4.9	14,055,000	8,958,871	2.3%
Anta Sports	2020	HK	HK$5.1	10,160,000	6,685,892	1.7%
China Shineway Pharmaceutical	2877	HK	HK$4.4	11,184,000	6,349,585	1.6%
Shangri-La Asia	0069	HK	HK$8.8	4,755,555	5,412,093	1.4%
Ports Design	589	HK	HK$8.9	4,549,500	5,236,294	1.3%
Golden Meditech	8180	HK	HK$1.1	35,040,000	5,199,450	1.3%
Xinao Gas	2688	HK	HK$7.8	5,084,000	5,116,767	1.3%
Natural Beauty Bio-Technology	157	HK	HK$1.1	32,780,000	4,525,726	1.2%
Huabao International	336	HK	HK$6.4	5,500,000	4,527,713	1.1%
FU JI Food & Catering Services	1175	HK	HK$3.4	8,689,000	3,834,347	1.0%
TPV Technology	903	HK	HK$2.4	12,728,000	3,892,279	1.0%
Sina Corp	SINA	US	US$23.3	162,700	3,782,775	1.0%
Fushan International Energy	639	HK	HK$1.6	16,044,000	3,374,394	0.9%
Honghua Group	196	HK	HK$1.2	21,902,000	3,278,213	0.8%
Intime Department Store Group	1833	HK	HK$2.0	12,568,629	3,162,409	0.8%
Sinofert	297	HK	HK$3.4	7,216,000	3,175,020	0.8%
Yorkey Optical International	2788	HK	HK$1.0	16,424,000	2,182,789	0.6%
China Rare Earth	769	HK	HK$0.9	17,436,000	1,979,817	0.5%
SPG Land	1688	HK	HK$1.0	11,037,000	1,466,844	0.4%
Chinasoft International	8216	HK	HK$0.6	19,230,000	1,439,139	0.4%

Singapore						4.5%
Hsu Fu Chi International	HFCI	SP	SG$1.0	9,484,000	5,923,408	1.5%
China Fishery Group	CFG	SP	SG$0.6	12,050,000	4,713,685	1.2%
CDW	CDW	SP	SG$0.1	59,708,000	2,551,540	0.6%
China Milk Products Group	CMILK	SP	SG$0.3	11,607,000	2,403,737	0.6%
Financial One Corp	FIN	SP	SG$0.1	12,030,000	1,107,262	0.3%
China Energy	CEGY	SP	SG$0.1	12,199,000	1,042,615	0.3%

Hong Kong ‘H’ shares						9.6%
Shandong Weigao Group	8199	HK	HK$13.8	9,004,000	16,032,826	4.1%
Wumart Stores	995	HK	HK$5.5	15,126,000	10,734,511	2.7%
Zijin Mining	2899	HK	HK$5.5	8,314,000	5,932,403	1.5%
ZTE Corp	763	HK	HK$31.6	1,124,559	4,585,269	1.2%
Sichuan Expressway	107	HK	HK$1.5	1,620,000	303,095	0.1%

Taiwan						20.7%
Far Eastern Department Stores	2903	TT	NT$17.6	18,511,584	9,607,333	2.5%
Ruentex Development	9945	TT	NT$22.3	12,694,000	8,347,375	2.1%
Yuanta Financial	2885	TT	NT$15.5	18,020,545	8,236,567	2.1%
Synnex Technology	2347	TT	NT$42.9	5,631,855	7,116,212	1.8%
Uni-President Enterprises	1216	TT	NT$27.5	8,728,581	7,078,202	1.8%
Taiwan Secom	9917	TT	NT$46.2	4,738,000	6,447,826	1.7%
China Metal Products	1532	TT	NT$23.0	9,019,881	6,117,518	1.6%
Lien Hwa Industrial	1229	TT	NT$12.1	15,919,692	5,680,239	1.5%
FamilyMart	5903	TT	NT$50.2	3,777,652	5,592,066	1.4%
HTC Corp	2498	TT	NT$417.0	438,000	5,385,881	1.4%
Cyberlink	5203	TT	NT$125.0	1,183,000	4,360,551	1.1%
WPG Holdings	3702	TT	NT$22.0	5,700,000	3,689,402	0.9%
Merry Electronics	2439	TT	NT$30.7	3,584,340	3,239,562	0.8%

United Kingdom						1.6%
China Medical System Holdings	CMSH	LN	£1.2	3,623,188	6,397,393	1.6%

United States						3.6%
The9	CMED	US	US$13.5	356,200	4,805,138	1.2%
Mindray Medical International	MR	US	US$18.5	191,700	3,548,367	0.9%
WuXi PharmaTech Cayman	WX	US	US$4.5	696,990	3,157,364	0.8%
Far East Energy	FEEC	US	US$0.2	11,133,234	2,560,644	0.7%

Equity linked securities (‘A’ shares)						18.8%
CITIC Securities			US$3.7	2,516,200	9,376,650	2.4%
Shenzhen Agricultural			US$2.3	4,000,000	9,061,108	2.3%
Shanghai Zhenhua Port Machinery			US$1.7	4,462,752	7,679,986	1.9%
Wuliangye Yibin			US$2.3	2,857,007	6,653,969	1.7%
China Yangtze Power			US$1.4	4,169,077	5,747,002	1.5%
Dalian Zhangzidao Fishery			US$3.0	1,779,700	5,282,150	1.4%
Zhejiang Guyuelongshan			US$1.4	3,582,000	5,189,329	1.3%
Suning Appliance			US$2.6	1,916,009	5,060,180	1.3%
Daqin Railway			US$1.3	3,807,000	4,969,334	1.3%
Shanghai International Airport			US$2.1	1,816,700	3,776,919	1.0%
Ping An Insurance			HK46.3	614,500	3,679,047	1.0%
Shanghai Yuyuan Tourist Mart			US$2.4	1,418,200	3,353,740	0.9%
Qinghai Salt Lake Potash			US$8.5	397,309	3,359,940	0.8%

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio
Direct					15.8%
Queenbury Investment (Huiyan)		US$85466.0	450	38,459,700	9.8%
Qingdao Bright Moon		US $0.2	31,827,172	7,001,978	1.8%
Highlight Tech		US $1.8	3,366,893	5,993,070	1.5%
Wuxi Paiho		US $0.3	11,734,701	3,679,990	1.0%
China Silicon (Series A Preferred)		US $133.0	27,418	3,646,594	0.9%
HAND Enterprise Solutions		US $6.1	500,000	3,050,000	0.8%
China Silicon		—	238,232	—	—
China Silicon (Warrants)		—	685,450	—	—
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				2,768,864	0.7%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
→	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

→	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

→	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

→	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

→	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

→	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

→	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.